As filed with the Securities and Exchange Commission on January 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	95-3409686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3505 West Sam Houston Parkway North Suite 400 Houston, TX 77043
(Address of principal executive offices and zip code)

Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan

(As Amended and Restated Effective May 15, 2019)

Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan

(As Amended and Restated Effective May 15, 2019)

(Full title of the plans)

Kenneth E. Neikirk

Senior Vice President, General Counsel and Corporate Secretary

3505 West Sam Houston Parkway North, Suite 400

Houston, TX 77043

(281) 618-0400

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
Common Stock, no par value	7,000,000(1) 1,500,000(2)	$3.53 $3.53	$24,710,000.00 $5,295,000.00	$2,290.62 $490.85
Total	8,500,000(3)	$3.53	$30,005,000.00	$2,781.47

(1)

Represents shares of common stock, no par value (the “Common Stock”), of Helix Energy Solutions Group, Inc. (the “Registrant”), issuable pursuant to the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan (As Amended and Restated Effective May 15, 2019) (the “Amended and Restated 2005 LTIP”).

(2)

Represents shares of common stock issuable pursuant to the Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective May 15, 2019) (the “Amended and Restated ESPP” and together with the Amended and Restated 2005 LTIP, the “Plans”).

(3)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional shares of Common stock as may become available for issuance from time to time pursuant to the Plans as a result of stock splits, stock dividends or other similar transactions which result in an increase in the number of outstanding shares of Common Stock.

(4)

The registration fee with respect to the shares of Common Stock has been computed in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act, based on a price of $3.53 per share of Common Stock, which is the average of the daily high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on January 7, 2022.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (1) an additional 7,000,000 shares of Common Stock, of the Registrant issuable under the Amended and Restated 2005 LTIP and (2) an additional 1,500,000 shares of Common Stock of the Registrant issuable under the Amended and Restated 2005 ESPP. Such shares represent only those additional shares of Common Stock to be issued under the Plans, as authorized and approved by the shareholders of the Registrant at its 2019 Annual Meeting of Shareholders held on May  15, 2019. In accordance with Section E of the General Instructions to Form S-8, the contents of the Form S-8 as previously filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2012, Registration No. 333-183532, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	the contents of the Registration Statement on Form S-8 previously filed with the Commission on August 24, 2012 (File No. 333-183532);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-32936) for the year ended December 31, 2020, filed with the Commission on February 25, 2021 (the “2020 Form 10-K”);

(c)

the information specifically incorporated by reference into the 2020 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-32936) (other than information furnished rather than filed) filed with the Commission on April 6, 2021;

(d)

the Registrant’s Quarterly Reports on Form 10-Q (File No. 001-32936)  for the quarterly periods ended March  31, 2021, June  30, 2021 and September 30, 2021 filed with the Commission on April 28, 2021, July 28, 2021 and October 22, 2021, respectively;

(e)

the Registrant’s Current Reports on Form 8-K (File No. 001-32936) filed with the Commission on  February  12, 2021, May  24, 2021, July  23, 2021, October  1, 2021, and December 9, 2021 to the extent the information in such reports is filed and not furnished; and

(f)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-32936) filed with the Commission on June 30, 2006, under Section  12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Amendment No. 1 to Form 8-A (File No. 001-32936) filed with the Commission on October 25, 2019.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except for any information therein deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel

The validity of the shares of Common Stock to be issued under the Plans will be passed upon by Kenneth E. Neikirk, the Registrant’s Senior Vice President, General Counsel and Corporate Secretary. Mr. Neikirk is a full-time employee of the Registrant, owns less than 1% of the Registrant’s outstanding Common Stock, and is eligible to participate in the Plans and receive shares of Common Stock thereunder.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description
4.1	2005 Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 1, 2006 (000-22739)).

4.2	Second Amended and Restated By-Laws of Helix, as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 28, 2006 (001-32936)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.7 to the Form 8-A filed on June 30, 2006 (001-32936)).

4.4	2005 Long Term Incentive Plan of the Registrant (As Amended and Restated Effective May 15, 2019) (incorporated by reference to Annex A to the Definitive Proxy Statement filed on April 2, 2019 (001-32936)).

4.5	Employee Stock Purchase Plan of the Registrant (As Amended and Restated Effective May 15, 2019) (incorporated by reference to Annex B to the Definitive Proxy Statement filed on April 2, 2019 (001-32936)).

5.1	Opinion of Kenneth E. Neikirk.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Kenneth E. Neikirk (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page to this Registration Statement).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 14, 2022.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Kenneth E. Neikirk
Kenneth E. Neikirk
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth E. Neikirk and Erik Staffeldt, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement and any amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Owen Kratz Owen Kratz	President, Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2022

/s/ Erik Staffeldt Erik Staffeldt	Chief Financial Officer (Principal Financial Officer)	January 14, 2022

/s/ Brent Arriaga Brent Arriaga	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 14, 2022

/s/ Amerino Gatti Amerino Gatti	Director	January 14, 2022

/s/ T. Mitch Little T. Mitch Little	Director	January 14, 2022

/s/ John V. Lovoi John V. Lovoi	Director	January 14, 2022

/s/ Amy H. Nelson Amy H. Nelson	Director	January 14, 2022

/s/ Jan A. Rask Jan A. Rask	Director	January 14, 2022

/s/ William L. Transier William L. Transier	Director	January 14, 2022